Exhibit 99.1

FOR IMMEDIATE RELEASE
August 24, 2004



                                             Contacts:   Adam Hollingsworth
                                                         904-366-2949
                                                         CSX Corp.

                                                         Bob Fort
                                                         757-629-2710
                                                         Norfolk Southern Corp.
                                                         (Media inquiries)

                                                         Leanne Marilley
                                                         757-629-2861
                                                         Norfolk Southern Corp.
                                                         (Investor inquiries)

                                                         Jonathan M. Broder
                                                         215-209-5020
                                                         Consolidated Rail Corp.



        CONRAIL, CSXT AND NSR ANNOUNCE RESULTS OF THE EXCHANGE OFFER AND
                UNSECURED AND SECURED DEBT CONSENT SOLICITATIONS

WASHINGTON D.C. - Consolidated Rail Corporation (Conrail), CSX Transportation, Inc. (CSXT) and Norfolk Southern Railway Company (NSR) today announced the results of the offer to exchange new unsecured debt securities of CSXT and NSR and cash for existing unsecured debt securities of Conrail. The exchange offer is part of the restructuring of Conrail's indebtedness as described in the parties' joint petition filed June 4, 2003 with the Surface Transportation Board
(STB). In connection with the exchange offer, Conrail also solicited consents from holders of its unsecured debt securities to permit the restructuring.

The exchange offer and unsecured debt consent solicitation expired at 5 p.m., New York City time, on August 23, 2004.

Conrail, CSXT and NSR have been advised by the Exchange Agent, The Bank of New York, that as of the expiration of the exchange offer, approximately $774.0 million in aggregate principal amount, or about 96.7% of Conrail's unsecured debt securities (excluding notices of guaranteed delivery), had been validly tendered and not withdrawn, all of which were accepted for exchange by CSXT and NSR. In accordance with the

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terms of the exchange offer, CSXT and NSR plan to issue new debt securities with aggregate principal amounts set forth below, each in proportion to their respective 42% and 58% ownership interests in Conrail (excluding notices of guaranteed delivery and accounting for the treatment of fractional interests).

NEW NOTES                                      AGGREGATE PRINCIPAL AMOUNT
---------                                      --------------------------

CSXT 9 3/4% Notes Due June 15, 2020                   $225,087,000
NSR 9 3/4% Notes Due June 15, 2020                    $310,825,000

CSXT 7 7/8% Notes Due May 15, 2043                    $ 99,990,000
NSR 7 7/8% Notes Due May 15, 2043                     $138,084,000

Conrail also plans to pay an aggregate cash payment of approximately $13.3 million for the accepted Conrail unsecured debt securities. The consideration for the accepted Conrail unsecured debt securities will be delivered promptly to validly tendering holders by the Exchange Agent.

CSXT, NSR and Conrail also announced today that, in connection with the secured debt consent solicitation relating to Conrail's equipment trust certificates
(ETCs) and pass through trust certificates (PTCs), the Tabulation Agent, The Bank of New York, has advised Conrail that as of 5 p.m., New York City time, on August 23, 2004, consents were received from at least a majority in interest of each series of ETCs and PTCs for which consents were being solicited. In accordance with the terms of the secured debt consent solicitation, Conrail plans to pay to the holders who delivered valid consents aggregate consent fees of approximately $1.2 million.

The secured debt consent solicitation expired at 5 p.m., New York City time, on August 23, 2004.

CSX Corporation (CSX), based in Jacksonville, Fla., owns the largest rail network in the eastern United States. CSXT and its 34,000 employees provide rail transportation services over a 23,000 route-mile network in 23 states, the District of Columbia and two Canadian provinces. CSX also provides intermodal and global container terminal operations through other subsidiaries.

Norfolk Southern Corp. (NSC) through its NSR subsidiary operates 21,500 route miles in 22 states, the District of Columbia and Ontario, Canada, serving every major container port in the eastern United States and providing connections to western rail carriers. NSC operates an extensive intermodal network and is the nation's largest rail carrier of automotive parts and finished vehicles.

Conrail is a principal freight railroad in the Northeastern United States, and is indirectly owned 58% by NSC and 42% by CSX.

This press release contains forward-looking statements which speak only as of the date they are made, and none of CSX, NSC, Conrail, or any of their respective subsidiaries undertakes any obligation to update or revise any forward-looking statement. If CSX,

NSC or Conrail do update any forward-looking statement, no inference should be drawn that CSX, NSC or Conrail will make additional updates with respect to that statement or any other forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, and other factors which are, in some cases, beyond the control of CSX, NSC and Conrail and could materially affect actual results, performance or achievements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; and
(iv) the outcome of claims and litigation involving or affecting a company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements made by each of NSC and CSX are specified elsewhere in NSC's and CSX's respective documents filed with the SEC. Documents filed with the SEC by CSX and NSC are accessible on the SEC's website at www.sec.gov, CSX's website at www.csx.com and NSC's website at www.nscorp.com.



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